[ LETTERHEAD OF STRADLEY, RONON, STEVENS & YOUNG, LLP ]


                                 April 10, 1997

The Med-Design Corporation
North American Building, Suite 310
121 South Broad Street
Philadelphia, PA 19107

     Re: Registration Statement on Form S-3
         ----------------------------------

Gentlemen:

                  We have acted as special counsel to and for The Med-Design Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a Registration Statement on form S-3 (Registration No. 33-22201) as amended by Amendment No. 1 (collectively, the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 1,209,000 shares of the Common Stock, $.01 par value per share, of the Company, of which 1,000,000 shares of Common Stock are issued and outstanding ("Outstanding Shares") and 209,000 shares of Common Stock ("Underlying Shares") are issuable upon exercise of the IPO Warrant and the Placement Agent Warrants described below.

                  In our capacity as such counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed: (i) Certificate of Incorporation, as amended, certified as true and correct by the Secretary of State of the State of Delaware on April 9, 1997;
(ii) Bylaws of the Company, certified as true, complete, and correct by the Secretary of the Company on April 10, 1997; (iii) Resolutions of the Board of Directors of the Company certified as true, correct and complete by the Secretary of the Company on April 10, 1997; (iv) Subscription Agreement and Investment Representation by and between the Company and each of the Subscribers of the Shares of Common Stock (collectively, the "Subscription Agreements"); (v) Underwriter's Warrant Agreement dated


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The Med-Design Corporation
April 10, 1997
Page 2


June 6, 1996 by and between the Company and Gilford Securities, Inc.;
(vi) Placement Agent's Warrant Agreement dated as of January 23, 1997 by and between the Company and Fine Equities, Inc.; (vii) Warrant dated June 6, 1995 ("IPO Warrant") issued by the Company to N. Scott Fine ("Fine"); (viii) Warrant dated January 23, 1997 issued by the Company to each of M. Troy Duncan, Sharon Bronte, William A. Jolly and Fine (collectively, "Placement Agent Warrants");
(ix) the Registration Statement; and (x) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein. The documents described in clauses (i) through (x) are collectively referred to herein as the "Operative Documents".

                  In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies, and (iv) the sufficient legal capacity of the parties to enter into the Operative Documents and exercise their rights and obligations thereunder.

                  The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and by the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors. In addition, no opinion is expressed herein in any respect as to federal or state securities laws and regulations.

                  The law covered by the opinion expressed herein is limited to
(a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and (b) the Delaware General Corporation Law, as amended.

                  This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any acts or circumstances which hereafter come to our attention.

                  Based upon, and subject to, the foregoing, we are of the opinion that the Outstanding Shares are validly issued, fully paid and non-assessable, and the Underlying Shares when sold, paid for and issued upon proper exercise of the IPO Warrant and the


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The Med-Design Corporation
April 10, 1997
Page 3


Placement Agent Warrants, as the case may be, pursuant to and in accordance with the Operative Documents, will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.


                                       Very truly yours,


                                       STRADLEY, RONON, STEVENS & YOUNG, LLP


                                       By: /s/ Alan R. Gedrich
                                           ------------------------------------
                                           Alan R. Gedrich, a Partner